EXHIBIT 10.10


                       SIXTH AMENDMENT TO CREDIT AGREEMENT


         THIS AMENDMENT made and entered into as of the 8th day of April, 1999 by Taylor Investment Corporation, a Minnesota corporation (herein called "Borrower") for the benefit of Diversified Business Credit, Inc., a Minnesota Corporation (herein called "Lender").

                                   WITNESSETH

         WHEREAS, Borrower and Lender previously entered into that certain Credit Agreement dated as of November 18, 1986, as amended by that certain Amendment to Credit Agreement dated June 23, 1993, that certain Second Amendment to the Credit Agreement dated June 12, 1995, that certain Third Amendment to the Credit Agreement dated September 30, 1996, that certain Fourth Amendment to the Credit Agreement dated July 1, 1997 and that Fifth Amendment to the Credit Agreement dated February 27, 1998 (collectively, the Credit Agreement together with the Sixth Amendment are herein called the "Credit Agreement").

         WHEREAS, Borrower and Lender desire to alter, amend and modify the Credit Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Definitions "Maturity Date" is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  "Maturity Date" shall mean April 30, 2001 or, as provided in Paragraph 6 of the Fourth Amendment and any subsequent anniversary date thereof.

         2. Paragraph 3 of the Third Amendment is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  3. OVER ADVANCES. Notwithstanding any other provisions of this Credit Agreement, if at any time the aggregate principal amount of Advances outstanding under this Credit Agreement or any commitment hereunder shall exceed (i) Ten Million Dollars ($10,000,000.00), or (ii) any other limitation set forth herein, the Borrower shall immediately pay to the Lender the amount by which said principal amount exceeds such limitation.

         3. Except as expressly amended hereby or previously amended in writing, the Credit Agreement and Security Documents shall remain in full force and effect in accordance with their original terms and binding upon and enforceable against Borrower, and not subject to any defense, counterclaim or right of setoff.

         IN WITNESS WHEREOF, this Amendment to the Credit Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

                                        Taylor Investment Corporation


                                        By      /s/ Philip C. Taylor
                                           -------------------------------------
                                                Its President

                                        ADDRESS:

                                        Suite 506
                                        43 Main Street South
                                        Minneapolis, Minnesota  55414

Accepted at Minneapolis, MN
on April 9, 1999.

Diversified Business Credit, Inc.


By      /s/
   ----------------------------------
        Its Vice President


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